EXHIBIT (4.1) (a)

                  SECOND AMENDED AND RESTATED
              1986 STOCK OPTION AND INCENTIVE PLAN
                 FOR OFFICERS AND KEY EMPLOYEES

                               OF

                      NEWMIL BANCORP, INC.

1. Purpose. This 1986 Stock Option and Incentive Plan (the "Plan") of NewMil Bancorp, Inc. (the "Corporation") is intended to advance the interests of the Corporation and the New Milford Savings Bank (the "Bank") by providing certain of their employees with an additional incentive, encouraging stock ownership by such employees, increasing their proprietary interest in the success of the Corporation and the Bank and encouraging them to remain employees of the Corporation and the Bank. This Plan was originally adopted in 1986 and was amended in 1994 to extend the Plan until 2005 and to increase the number of option shares from 296,000 to 446,000; again in 1997 to increase the number of option shares from 446,000 to 525,000; and again in 2000 to increase the number of shares from 525,000 to 615,000. At the time of adopting the 2000 amendment, 21,464 option shares remained available under the Plan which, with the 90,000 additional option shares authorized in 2000, amounted to 111,464.

2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

     (a)  "Board" means the Board of Directors of the Corporation.

     (b) "Code" means the Internal revenue Code of 1986, as it may be amended from time to time.

     (c) "Committee" means the Salary and Benefits Committee appointed by the Board to administer this Plan pursuant to Section 3 hereof.

     (d) "Disability" means a permanent and total disability as defined in Section 422(c)(6) of the Code.

     (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (f) "Fair Market Value" means the average of closing bid and ask prices for the Shares on the date as of which the determination is made (or if no such quotation occurred on that date, on the next preceding date on which there was such a quotation), as made available for publication by the National Association of Securities Dealers Automated Quotation System, or if no such prices are available, the fair market value as determined by rules to be adopted by the Committee.

     (g) "Grantee" means an employee of the Corporation or one of its subsidiaries to whom an option is granted.

     (h) "New Milford Group" means the Corporation or the Bank, or a corporation, or a parent corporation or subsidiary corporation of them, issuing or assuming an Option in a transaction of the type described in Section 424(a) of the Code. The terms "parent corporation" and "subsidiary corporation" shall have the meanings assigned to such terms by Section 424 of the Code.

     (i) "Incentive Stock Option" means an Option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

     (j) "Nonqualified Stock Option" means an Option granted pursuant to the Nonqualified Stock Option provisions as set forth in
          Part III of this Plan.

     (k) "Option" means an option to purchase Shares pursuant to this Plan.

     (l) "Participant" means an individual to whom an Option is granted, or a Performance Award is made under this Plan.

     (m) "Performance Award" means an award made to a Participant pursuant to Part IV of this Plan.

     (n)  "Shares" means shares of the Corporation's common stock.

     (o) "Stock Appreciation Right" means a stock appreciation right granted to a Participant pursuant to Section 3 of Part II or
          Part III of this Plan.

3. Administration. This Plan shall be administered by a Salary and Benefits Committee appointed by the Board. The Committee shall consist of three members of the Board who are not eligible to participate in the Plan. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee.

     In addition to the other powers granted to the Committee under this Plan, the Committee shall have the power, subject to the terms of this Plan: (i) to determine which of the eligible employees shall be granted Options, Stock Appreciation Rights and Performance Awards; (ii) to determine the time or times when Options, Stock Appreciation Rights and Performance Awards shall be granted and to determine the number of Shares subject to each Option, Stock Appreciation Right and Performance Award;
     (iii) to grant Options with or without related Stock Appreciation Rights; (iv) to determine whether Stock Appreciation Rights and Performance Awards shall be settled in cash, in Shares, or in a combination of cash and Shares; (v) to accelerate or extend (except for Incentive Stock Options) the date on which a previously granted Option or Stock Appreciation Right may be exercised (including extensions after the employee has left the employ of the Corporation or Bank); (vi) to prescribe the form of agreement evidencing Options, Stock Appreciation Rights and Performance Awards granted pursuant to this Plan; (vii) to establish corporate performance goals for purposes of the granting of Performance Awards; and (viii) to construe and interpret this Plan and the agreements evidencing Options, Stock Appreciation Rights and Performance Shares granted pursuant to this Plan, and to make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

     Notwithstanding the above, the Board shall not appoint any member of the Board to the Committee if, during the one-year period immediately prior to such proposed appointment, the member received a grant or award pursuant to the Plan or any other plan of the Corporation other than the 1992 Stock Option Plan for Outside Directors.

4. Eligibility. The individuals who shall be eligible to receive Options, Stock Appreciation Rights and Performance Awards shall be such full-time employees employed by a member of the "New Milford Group" as shall be selected by the Committee. Without otherwise limiting the foregoing, no individual is eligible to receive any grant under this Plan if, at the time, he is also eligible to receive options under any stock option plan for any member of the New Milford Group maintained for outside directors of such member, such as the Corporation's 1992 Stock Option Plan for Outside Directors. Participants chosen to participate under this Plan may be granted an Incentive Stock Option (with or without a related Stock Appreciation Right), a Nonqualified Stock Option (with or without a related Stock Appreciation right), Performance Awards or any combination thereof; provided, however, that no person shall be eligible to receive or exercise any rights under this Plan for a period of one (1) year following the effective date of this Plan if such person owns, directly or indirectly, five percent (5%) or more of the Bank's total outstanding Shares or would own such amount as a result of the exercise of Options or Performance Awards granted hereunder.

5. Shares Subject to this Program. The Shares subject to Options, Stock Appreciation Rights and Performance Awards shall be either authorized and unissued Shares or treasury Shares. The aggregate number of Shares which may be issued pursuant to the exercise of Options and Stock Appreciation Rights and granted pursuant to a Performance Award under this Program shall be 615,000.
     Except as provided below, if an Option shall expire and terminate for any reason, in whole or in part, without being exercised, or if any Shares subject to a Performance Award shall be forfeited for any reason, the number of Shares as to which such expired or terminated Option shall not have been exercised or so forfeited may again become available for the grant of Options, Stock Appreciation Rights or Performance Awards. If a Stock Appreciation Right is exercised in whole or in part, and, as a result the related Nonqualified Stock Option or Incentive Stock Option is cancelled to the extent of the number of Shares with respect to which the Stock Appreciation Right was exercised, such number of Shares shall not again be available for the grant of Options, Stock Appreciation Rights or Performance Awards.

6. No Tandem Options. There shall be no terms and conditions under an Option which provide that the exercise of an Incentive Stock Option reduces the number of Shares for which a Nonqualified Stock Option may be exercised; and there shall be no terms and conditions under an Option which provide that the exercise of a Nonqualified Stock Option reduces the number of Shares for which an Incentive Stock Option may be exercised.


              II.  INCENTIVE STOCK OPTION PROVISIONS

1. Grant of Incentive Stock Options. Subject to the provisions of this Part II, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Incentive Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options.
     The aggregate Fair Market Value, as determined as of the date any Incentive Stock Option is granted of the Shares for which an individual has been or may be granted Incentive Stock Options (under all plans of the New Milford Group) which are exerciseable for the first time in any calendar year shall not exceed $100,000, or such excess Options shall be treated as Options which are not Incentive Stock Options. Anything herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee if, at the time the Incentive Stock Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of any member of the New Milford Group unless the option price is at least
     110% of the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Incentive Stock Option is granted and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date the Incentive Stock Option is granted.

2. Terms and Conditions of Incentive Stock Options. Each Incentive Stock Option may be evidenced by an option agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each Incentive Stock Option agreement shall state the number of shares covered by the agreement.

     (b) Option Price and Method of Payment. The option price of each Incentive Stock Option shall be the Fair Market Value of the Shares on the date the Incentive Stock Option is granted. The option price shall be payable on exercise of the Option
          (i) in cash or by certified check, bank draft or postal or express money order, (ii) by the surrender of Shares then owned by the Participant, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 2(b). Shares so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

     (c)  Option Period.

          (i) General. The period during which an Incentive Stock Option shall be exercisable shall not exceed ten (10) years from the date such Incentive Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2(c). Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Incentive Stock Option during which such Option may not be exercised and at the time of a subsequent grant of an Incentive Stock Option or at such longer time as the Committee may determine accelerate the right of the Participant to exercise all or any part of the Incentive Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 50 Shares, a multiple thereof or the total number at the time purchasable under the Incentive Stock Option.

          (ii) Termination of Employment. If the Participant ceases to be an employee of any member of New Milford Group for any reason other than Disability or death, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment. The Committee may, in its discretion, extend the period for exercise beyond three (3) months after termination, in which case the Incentive Stock Option shall be deemed to be a Nonqualified Stock Option.

          (iii) Disability. If a Participant's employment is terminated by reason of Disability, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment. The Committee may, in its discretion, extend the time period for exercise beyond the one (1) year, in which case the Incentive Stock Option shall be deemed to be a Nonqualified Stock Option.

          (iv) Death. If a Participant's employment is terminated by death, the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant's death to exercise any then outstanding Incentive Stock Options in whole or in part.
          The number of Shares in respect of which an Incentive Stock Option may be exercised after a Participant's death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant's death. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such Option would otherwise expire. The Committee may, in its discretion, extend the time period for exercise beyond the one (1) year, in which case the Incentive Stock Option shall be deemed to be a Nonqualified Stock Option.

     (d) Non-transferability. An Incentive Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution; and shall be exercisable during the Participant's lifetime only by the Participant.

     (e) Separate Agreements. Nonqualified Options and/or Performance Awards may not be memorialized in the same agreement as an Incentive Stock Option.

3.   Stock Appreciation Rights.

     (a) Grant. Stock Appreciation Rights related to all or any portion of an Incentive Stock Option may be granted by the Committee to any Participant in connection with the grant of an Incentive Stock Option to such Participant. Each
          Stock Appreciation Right shall be subject to such terms and conditions (which may include limitations as to the time and when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations on the exercise of the Incentive Stock Option to which it relates) not inconsistent with the provisions of this Part II as shall be determined by the Committee and included in the agreement relating to such Incentive Stock Option and Stock Appreciation Right, subject in any event, however, to the following terms and conditions of this Section 3.

     (b) Exercise. No Stock Appreciation Right shall be exercisable after the date the related Incentive Stock Option shall cease to be exercisable, and no Stock Appreciation Right shall be exercisable with respect to such related Incentive Stock Option or portion thereof unless such Incentive Stock Option or portion thereof shall itself be exercisable at that time. A Stock Appreciation Right shall be exercised only upon surrender of the related Incentive Stock Option or portion thereof in respect of which the Stock Appreciation Right is then being exercised. A Stock Appreciation Right related to an Incentive Stock Option shall be exercisable only at a date when the then Fair Market Value of a Share exceeds the option price per share specified in the related Incentive Stock Option.

     (c) Amount of Payment. On exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount equal to the product of (i) the amount by which the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right exceeds the option price per share specified in the related Incentive Stock Option and (ii) the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

     (d) Form of Payment. The Committee shall have the sole discretion either (i) to determine the form in which payment in settlement of a Stock Appreciation Right will be made (i.e., cash, Shares or any combination thereof), or (ii) to consent to or disapprove the election by the Participant to receive cash in full or partial settlement of a Stock Appreciation Right, such consent or disapproval to be given at any time after the election to which it relates. If settlement of a Stock Appreciation Right, or portion thereof, is to be made in the form of Shares, the number of Shares to be distributed shall be the largest whole number obtained by dividing the cash sum otherwise distributable in respect of such settlement by the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right. The value of any fractional Share shall be paid in cash.

     (e) Effect of Exercise of Right or Related Option. If the related Incentive Stock Option is exercised in whole or in part, then the Stock Appreciation Right with respect to the Shares purchased pursuant to such exercise (but not with respect to any unpurchased Shares) shall be terminated as of the date of exercise.

     (f) Non-transferability. A Stock Appreciation Right shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution, shall not be transferred other than together with the Incentive Stock Option to which it relates, and shall be exercisable during the Participant's lifetime only by the Participant.

     (g) Termination of Employment. If the Participant ceases to be an employee of any member of the New Milford Group for any reason, each outstanding Stock Appreciation Right shall only be exercisable for such period and to such extent as the related Incentive Stock Option or portion thereof.


            III.  NONQUALIFIED STOCK OPTION PROVISIONS

1. Grant of Nonqualified Stock Options. Subject to the provisions of this Part III, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Nonqualified Stock Options shall be granted and the number of shares subject to, and terms and conditions of, such Options.

2.   Terms and Conditions of Nonqualified Stock Options.  Each
     Nonqualified Stock Option may be evidenced by an option agreement which shall be in such form as the Board shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each Nonqualified Stock Option agreement shall state the number of Shares covered by the agreement.

     (b) Option Price and Method of Payment. The option price of each Nonqualified Stock Option shall be such price as the Committee, in its discretion, shall establish, and the Committee may, in its discretion, reduce the option price of such Option at any time prior to the exercise of the Option; provided, however, that the option price may not be less than 85% of the Fair Market Value, if any, of the Shares. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, (ii) by the surrender of Shares then owned by the Participant, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 2(b). Shares so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

     (c)  Option Period.

          (i) General. The period during which a Nonqualified Stock Option shall be exercisable shall not exceed ten (10) years from the date such Nonqualified Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2(c). Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Nonqualified Stock Option during which such Option may not be exercised and at the time of a subsequent grant of a Nonqualified Stock Option or at such other time as the Committee may determine accelerate the right of the Participant to exercise all or any part of the Nonqualified Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 50 Shares, a multiple thereof or the total number at any time purchasable under the Nonqualified Stock Option.

          (ii) Termination of Employment. If the Participant ceases to be an employee of any member of the New Milford Group for any reason other than Disability or death, any outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of (i) the date on which such Option would otherwise expire, or
               (ii) three (3) months after such a termination of employment or such longer period as the Committee may determine in its sole discretion with respect to any individual grant at the time of grant or termination; and such Option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

         (iii) Disability. If a Participant's employment is terminated by Disability, the terms of any then outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of (i) the date on which such Option would otherwise expire, or (ii) one (1) year after such termination of employment or such longer period as the Committee may determine in its sole discretion with respect to any individual grant at the time of grant or Disability; and such Option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

          (iv) Death. If a Participant's employment is terminated by death, the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant's death to exercise any then outstanding Nonqualified Stock Options in whole or in part or such longer period as the Committee may determine in its sole discretion with respect to any individual grant at the time of grant or subsequent to death. The number of Shares in respect to which a Nonqualified Stock Option may be exercised after a Participant's death shall be the number of shares in respect of which such Option could be exercised as of the date of the Participant's death. In no event may the period for exercising a Nonqualified Stock Option extend beyond the date on which such Option would otherwise expire.

     (d) Non-transferability. A Nonqualified Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

3.   Stock Appreciation Rights.

     (a) Grant. Stock Appreciation Rights related to all or any portion of a Nonqualified Stock Option may be granted by the Committee to any Participant in connection with the grant of a Nonqualified Stock Option or unexercised portion thereof held by the Participant at any time and from time to time during the term thereof. Each Stock Appreciation Right shall be subject to such terms and conditions (which may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive then the limitations on the exercise of the Nonqualified Stock Option to which it relates) not inconsistent with the provisions of this Part III as shall be determined by the Committee and included in the agreement relating to such Nonqualified Stock Option and Stock Appreciation Right, subject in any event, however, to the following terms and conditions of this Section 3.

     (b) Exercise. No Stock Appreciation Right shall be exercisable with respect to such related Nonqualified Stock Option or portion thereof unless such Nonqualified Stock Option or portion shall itself be exercisable at that time. A Stock Appreciation Right shall be exercised only upon surrender of the related Nonqualified Stock Option or portion thereof in respect of which the Stock Appreciation Right is then being exercised.

     (c) Amount of Payment. On exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount equal to the product of (i) the amount by which the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right exceeds the option price per share specified in the related Nonqualified Stock Option and
          (ii) the number of shares in respect to which the Stock Appreciation Right shall have been exercised.

     (d) Form of Payment. The Committee shall have the sole discretion either (i) to determine the form in which payment in settlement of a Stock Appreciation Right will be made (i.e., cash, Shares or any combination thereof), or (ii) to consent to or disapprove the election by the Participant to receive cash in full or partial settlement of the Stock Appreciation Right, such consent or disapproval to be given at any time after the election to which it relates. If settlement of a Stock Appreciation Right, or portion thereof, is to be made in the form of Shares, the number of Shares to be distributed and shall be the largest whole number obtained by dividing the cash sum otherwise distributable in respect of such settlement by the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right. The value of any fractional Share shall be paid in cash.

     (e) Effect of Exercise of Right or Related Option. If the related Nonqualified Stock Option is exercised in whole or in part, then the Stock Appreciation Right with respect to the Shares purchased pursuant to such exercise (but not with respect to any unpurchased Shares) shall be terminated as of the date of exercise.

     (f) Non-transferability. A Stock Appreciation Right shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, shall not be transferred other than together with the Nonqualified Stock Option to which it relates, and shall be exercisable during the Participant's lifetime only by the Participant.

     (g) Termination of Employment. If the Participant ceases to be an employee of any member of the New Milford Group for any reason, each outstanding Stock Appreciation Right shall be exercisable for such period and to such extent as the related Nonqualified Stock Option or portion thereof.


                IV.  PERFORMANCE AWARD PROVISIONS

1.   Grant of Performance Awards.  Subject to the provisions of this
     Part IV, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Performance Awards shall be granted and the amount and terms and conditions of such Performance Awards.

2. Terms and Conditions of Performance Awards. Each grant of Performance Awards shall be evidenced by an agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

     (a) Amount of Award. Each Performance Award agreement shall state the number of Shares covered by the agreement which become payable if the performance criteria specified in the agreement are achieved.

     (b) Performance Criteria. Each time the Committee approves the granting of Performance Awards, it shall establish corporate performance goals to be attained by the Bank or individual Participants or both and the date or dates (i.e., earn-out dates) by which such goals must be achieved for the Participant to be entitled to payment of an award. These goals shall be subject to subsequent modification by the Committee, as appropriate based on changes in business conditions. To the extent that a performance goal is either not achieved or is exceeded by the applicable earn-out date or dates specified in the agreement, the amount of the award to be earned shall be determined by the Committee.

     (c) Disability of Death. No Performance Award shall be paid for any period after the termination of the Participant's employment; provided, however, that if a Participant's employment is terminated by Disability or death, then the Committee shall determine the extent to which any Shares covered by a Performance Award agreement but not yet payable shall become payable.

     (d) Form of Payment. The Committee shall have the sole discretion to determine the form in which payment of the Performance Award shall be made (i.e., in cash, in Shares, or in any combination thereof). Instead of distributing the number of Shares covered by the Performance Award agreement as of the applicable earn-out date, the Committee may distribute the cash equivalent (determined on the basis of Fair Market Value of a Share at such earn-out date) for all or a portion of such Shares.


                        V.  MISCELLANEOUS

1. Effective Date. This Plan, as amended, shall become effective on August 16, 2000; provided, however, that if the Plan is not approved by the holders of a majority of the outstanding Shares of the Bank prior to December 31, 2000, this amended Plan and all Options, Stock Appreciation Rights and Performance Awards granted hereunder shall be null and void and shall be of no effect.

2. Duration of Program. Unless sooner terminated, the Plan shall terminate October 31, 2005. No Incentive Stock Option, Nonqualified Stock Options or Performance Awards may be granted after the termination of this Plan; provided, however, that except as otherwise provided in Section 1 of this Part V, termination of the Plan shall not affect any Options, Stock Appreciation Rights or Performance Awards previously granted, which such Options, Stock Appreciation Rights and Performance Awards shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.

3. Changes in Capital Structure, etc. In the event of changes in the outstanding common shares of the Corporation by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the maximum number of Shares as to which Options, Stock Appreciation Rights and Performance Awards may be granted to any Participant shall be correspondingly adjusted by the Committee. In addition, the Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, Stock Appreciation Rights, or portions thereof then unexercised, shall relate, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such events; such adjustment shall be made without change in the total price applicable to the unexercisable portion of Options and with a corresponding adjustment in the option price per Share.

4.   Change in Control

     (a) Upon the occurrence of a Change in Control (as hereinafter defined):

          (1) All Options shall become immediately exercisable in full for the remainder of their terms. Grantees, other than Grantees who are subject to Section 16 of the Exchange Act, shall have the right to have the Corporation purchase the Options as to which no Stock Appreciation Rights have been granted for cash for a period of thirty days following a Change in Control at the Acceleration Price (as hereinafter defined). Such Options held by Grantees who are subject to Section 16 of the Exchange Act for which at least six months has elapsed from the date of grant of such Options at the date of the Change in Control shall be automatically purchased by the Corporation at the Acceleration Price upon a Change in Control, with payment to be made within thirty days of such Change in Control.

          (2) All Stock Appreciation Rights shall become immediately exercisable in full for cash at the Acceleration Price, which shall be paid by the Corporation within a period of thirty days following a Change in Control, provided that such Stock Appreciation Rights held by Grantees who are subject to Section 16 of the Exchange Act for which at least six months has elapsed from the date of grant of such rights at the date of the Change in Control shall be automatically purchased by the Corporation at the Acceleration Price upon a Change in Control, with payment to be made within thirty days of such Change in Control.

     (b) (1) The "Acceleration Price" is the excess over the option price of the highest of the following on the date of a Change in Control:

                 (i) the highest reported sales price of the Common Stock within the sixty days preceding the date of the Change in Control, as reported on any securities exchange or quotation system upon which the Common Stock is traded,

                (ii) the highest price of the Common Stock reported in a Form F-11 or an amendment thereto as paid within the sixty days preceding the date of the Change in Control,

                (iii) the highest tender offer price paid for the Common Stock, and

                (iv)     any cash merger or similar price.

          (2) For Incentive Stock Options and Stock Appreciation Rights granted with respect to Incentive Stock Options, the Acceleration Price is limited to the spread between the Fair Market Value on the date of the purchase of such awards by the Corporation and the option price.

     (c) A "Change in Control" is the occurrence of any one of the following events:

                 (i)     any Person (other than a Grantee, the
                         Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or of any subsidiary of the Corporation) is or becomes an "Acquiring Person";

                (ii) less than eighty percent (80%) of the total membership of the Board shall be Continuing Directors; or

                (iii) the shareholders of the Corporation shall approve a merger or consolidation of the Corporation or a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets to another Person, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Corporation, in their capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Corporation or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.

     (d) A "Change in Control" shall be deemed not to have occurred if such event is mandated or directed by a regulatory body having jurisdiction over the Corporation's operations.

     (e)  For purposes of this Section 4:

          (1) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities, unless such Person has filed Form F-11A and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form F-11A for reporting of ownership.

          (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

          (3) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          (4) "Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.


5. Rights as Shareholder. A Participant entitled to Shares as a result of the exercise of an Option or Stock Appreciation Right or grant of a Performance Share shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation or the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

6. Expenses. The expenses of this Plan shall be paid by the Corporation or the Bank.

7. Withholding. Any person exercising an Option or Stock Appreciation Right or becoming vested in a Performance Award shall be required to pay to the appropriate member of New Milford Group the amount of any taxes such member is required by law to withhold with respect to the exercise of such Option or Stock Appreciation Right or vested Performance Award. Such payment shall be due on the date such member is required by law to withhold such taxes. In the event that such payment is not made when due, the Corporation or the Bank shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from any member of the New Milford Group, all or part of the amount required to be withheld (including cash payable in settlement of a Stock Appreciation Right).

8. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option or Stock Appreciation Right or Performance Award, unless and until the Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Corporation shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Board may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

9. Application of Funds. Any cash proceeds received by the Corporation from the sale of Shares pursuant to Options will be used for general corporate purposes.

10. Amendment of the Plan. The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever; provided, however, that any amendment requiring stockholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, as it may be hereafter amended, shall not be made without such approval. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.